UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 9, 2020
Date of Report (Date of earliest event reported)
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CAI International, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CAI	New York Stock Exchange
8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	CAI-PA	New York Stock Exchange
8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	CAI-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2020, CAL Funding IV Limited (“CAL Funding IV”), a wholly-owned indirect subsidiary of CAI International, Inc. (the “Company”), issued $715.9 million in aggregate principal amount of Fixed Rate Asset-Backed Series 2020-1 Notes, Class A at an annual yield of 2.235%, and $26.8 million in aggregate principal amount of Fixed Rate Asset-Backed Series 2020-1 Notes, Class B at an annual yield of 3.535% (collectively, the “Notes”). The weighted average annual yield of the Notes is 2.28%. The Notes were issued pursuant to a Note Purchase Agreement among CAL Funding IV, Container Applications Limited, the Company, Wells Fargo Securities LLC, Deutsche Bank Securities Inc., BofA Securities, Inc., RBC Capital Markets, LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, Fifth Third Securities, Inc. and ING Bank N.V.

The net proceeds from the issuance of the Notes will primarily be used to repay at par all of the existing asset-backed notes issued by CAL Funding III Limited, which had an outstanding principal balance as of August 31, 2020 of $712.3 million and a weighted average coupon of 4.06%, with $434.6 million of the CAL Funding III Limited asset-backed notes being repaid on September 25, 2020, and the balance being repaid on October 26, 2020.

The terms of the Notes are governed by the Indenture, dated September 9, 2020 (the “Indenture”), between CAL Funding IV and Wilmington Trust, National Association, as indenture trustee (the “Trustee”), as supplemented by the Series 2020-1 Supplement to the Indenture, dated September 9, 2020 (the “Supplement”). Principal and interest on the Notes is payable monthly commencing on October 26, 2020, with a scheduled maturity date of March 27, 2028 and a legal final maturity date of September 25, 2045, subject to mandatory prepayments and acceleration under certain circumstances. The Notes will be secured by a first priority security interest on a pool of containers and related assets owned by CAL Funding IV. The transaction documents contain customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default, which are subject to various exceptions and qualifications.

The Notes were offered within the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to persons outside of the United States in compliance with Regulation S under the Securities Act, and to other institutional accredited investors as defined in Rule 501 of Regulation D under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction.

The foregoing description of the Notes, the Indenture, the Supplement and the other documents related to this transaction does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of these documents which are attached hereto as exhibits to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1*	Indenture, dated September 9, 2020, between CAL Funding IV Limited and Wilmington Trust, National Association.

4.2*	Series 2020-1 Supplement, dated September 9, 2020, to Indenture dated September 9, 2020, between CAL Funding IV Limited and Wilmington Trust, National Association.

99.1*
Note Purchase Agreement, dated September 1, 2020, among CAL Funding IV Limited, Container Applications Limited, CAI International, Inc., Wells Fargo Securities LLC, Deutsche Bank Securities Inc., BofA Securities, Inc., RBC Capital Markets, LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, Fifth Third Securities, Inc. and ING Bank N.V.

104	Cover Page Interactive Data File (formatted in Inline XBRL).

*  Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: September 14, 2020	By:	/s/ Timothy B. Page
		Name:	Timothy B. Page
		Title:	Executive Vice President, and Interim President and Chief Executive Officer